EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT

Subsidiaries                       % Owned                  Incorporation
------------                       -------                  -------------

General Engineers Limited           100%                    Israel

PEC Israel Finance Corporation Ltd. 100%                    Israel

The Company accounts on the equity method for its interests in the Affiliated Companies listed in Note 3 of the Notes to the Consolidated Financial Statements of PEC Israel Economic Corporation and Subsidiaries, which consolidated financial statements are included in response to item 8 herein.